Exhibit 10.2

FOR IMMEDIATE RELEASE

   Digital Lifestyles Group Announces Settlement with its
    Largest Secured Creditor and Appointment of Corbin &
           Company, LLP as its Independent Auditor

WALNUT, CA-- (MARKET WIRE)-December 12, 2005 -- Digital Lifestyles Group Inc. (DLFG.PK) today announced that it has signed a letter agreement with its largest secured creditor for a settlement plan of $1.9 million of its current outstanding debt, and also announced the re-engagement and appointment of Corbin & Company, LLP as its independent auditor to assist the company in its efforts to complete its necessary periodic filings with the Securities and Exchange Commission.

Under the terms of the letter agreement, Digital has agreed to make interest-only payments on a monthly basis until February 2006, at which time Digital has planned to effect its merger with Protron Digital Corporation. Upon completion of the merger, Digital has agreed to pay to its secured creditor one-half of the current outstanding principal totaling $950,000 in cash. As further consideration for the balance of the debt at that time, Digital will issue to its secured creditor an equivalent number of shares of its common stock to satisfy the balance, at a share price per share to be equal to the 30 day trading average of the Company's common stock prior to the effective date of the merger. In addition, Digital has agreed to grant certain registration rights in connection with the proposed issuance of the shares of common stock.

Andy Teng, Chairman and CEO of Digital Lifestyles Group, stated: "We are satisfied to have reached what we believe is a beneficial re-payment plan for all parties involved. This agreement further advances our ability to focus our efforts and resources on accomplishing the other necessary steps required to effect the merger with Protron."

Digital also announced that it has re-engaged and appointed Corbin & Company LLP as Digital's independent auditors to recommence the audit work necessary for the company to complete its periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ending December 31, 2004.

About Digital Lifestyles Group Inc.

Digital Lifestyles Group Inc. is a computer and consumer electronics company that designs, manufactures and markets digital lifestyle products. More information about Digital
Lifestyles Group will be made available upon request.

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About Protron Digital Corporation

Protron Digital Corporation is a consumer electronics company that markets and distributes the Protron brand of digital electronic entertainment systems such as LCD monitors, TVs, home theater systems and DVD players. Protron products can be purchased through well-known national retailers including, among others, Searsr, HHGreggr and Best Buy.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words "believe," "estimate," "project," "expect" or similar expressions, and statements such as those related to the settlement of debt with its largest creditor, the potential merger with Protron Digital Corporation and whether or not the transaction can be consummated, the time frames for consummation of the transaction, the Company's ability to successfully complete an audit and file its period reports with the SEC, as well as its ability to settle outstanding debts with its creditors. These statements are made within the meaning of
Section 27A of the Securities Act of 1933, as amended, and the provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Digital Lifestyles Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the ability for the Company to raise sufficient funds to operate the business going forward, successful implementation of its restructuring plan, including the ability to generate positive cash flow from operations and the ability of the Company to satisfy its existing creditors, the ability of the Company to consummate the transaction, which is subject to a number of contractual, conditions, such as shareholder approval and execution of a merger agreement satisfactory to the Company, the general acceptance of the Company's products in the marketplace, the ability of the Company to compete with its competitors and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission. There can be no assurance that any estimations or projections set forth in this release can be obtained. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Investor Contact:

Andy Teng
(909) 869-0595

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